CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 (the “Registration Statement”) of our report dated July 17, 2020, relating to the financial statements and financial highlights, which appears in T. Rowe Price Institutional Core Plus Fund’s (one of the funds constituting T. Rowe Price Institutional Income Funds, Inc.) Annual Reports on Form N-CSR for the year ended May 31, 2020. We also consent to the references to us under the headings “Financial Statements” and “Documents Incorporated By Reference” in such Registration Statement.

PricewaterhouseCoopers LLP

Baltimore, Maryland

September 21, 2020

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 (the “Registration Statement”) of our report dated July 17, 2020, relating to the financial statements and financial highlights, which appears in T. Rowe Price Total Return Fund, Inc.’s Annual Reports on Form N-CSR for the year ended May 31, 2020. We also consent to the references to us under the headings “Financial Statements” and “Documents Incorporated By Reference” in such Registration Statement.

PricewaterhouseCoopers LLP

Baltimore, Maryland

September 21, 2020